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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): April 1, 2002




                       Williams Communications Group, Inc.
             (Exact name of registrant as specified in its charter)



         Delaware                  1-15343                    73-1462856
     (State or other           (Commission                (I.R.S. Employer
     jurisdiction of           File Number)               Identification No.)
     incorporation)



         One Technology Center, Tulsa, Oklahoma                74103
         (Address of principal executive offices)            (Zip Code)




        Registrant's telephone number, including area code: 918-547-6000




                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On April 1, 2002, Williams Communications Group, Inc. (the "Registrant") announced, among other things, that it had filed its 2001 annual report on Form 10-K. The Registrant's press release filed as part of this report differs from the April 1, 2002, press release in one respect. The second paragraph of the release originally stated "The banks' position is reflected in the report of the Company's independent public accountants in an `explanatory paragraph,' whereby the accountants note that if Williams Communications is unable to successfully restructure its balance sheet, then its bank lenders may take steps that could disrupt the Company as a going concern." The corrected version filed herewith states "The banks' position is reflected in the report of the Company's independent public accountants in an `explanatory paragraph.' As reflected in the Company's Annual Report on Form 10-K, if Williams Communications is unable to successfully restructure its balance sheet, then its bank lenders may take steps that could disrupt the Company as a going concern." The release was modified to clarify the description of content included in the Form 10-K.

Item 7.    Financial Statements and Exhibits.

           The Registrant files the following exhibit as part of this report:

           Exhibit 99. Copy of the Registrant's press release, dated April 1, 2002, as modified, publicly announcing the items reported herein.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WILLIAMS COMMUNICATIONS GROUP, INC.



Date: April 4, 2002                     /s/ KATHRYN J. KINDELL
                                        ---------------------------------------
                                        Name:    Kathryn J. Kindell
                                        Title:   Assistant Corporate Secretary



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                                Index to Exhibits

Exhibit
Number                     Description
-------                    -----------
99 Copy of the Registrant's press release, dated April 1, 2002, as modified, publicly announcing the events reported herein.